UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024
Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2024, William Bradley Southern notified the Board of Directors (the "Board") of Astec Industries, Inc. (the "Company") that he will be retiring as a member of the Board, effective immediately. Mr. Southern has served as a director of the Company since 2018 and his decision to retire from the Board was not because of any disagreement with the Company.

On January 18, 2024, the Board appointed Patrick S. Shannon and Jeffrey T. Jackson to the Board, effective immediately. With the election of Mr. Shannon and Mr. Jackson and the retirement of Mr. Southern, the size of the Board increased to 11 directors, 10 of whom are independent directors. Mr. Shannon will also serve as a member of the Audit Committee of the Board and Mr. Jackson will serve as a member of the Compensation Committee of the Board. The Board also appointed Ms. Linda Knoll to replace Mr. Southern as the Chair of the Compensation Committee of the Board.

Mr. Shannon served as CFO of Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions with annual revenues in excess of $3 billion, following its spinoff from Ingersoll Rand in 2013 until his retirement in 2022. Prior to his role as CFO at Allegion, Mr. Shannon spent 11 years in various finance roles at Ingersoll Rand. He also previously served as CFO of AGCO Corporation, a global manufacturer of agricultural equipment, for two years after several years of progressive roles in accounting, controls and international finance. Prior to AGCO, Mr. Shannon was a Senior Auditor for Arthur Andersen LLC.

Mr. Jackson is the President and Chief Executive Officer of PGT Innovations Inc. (NYSE: PGTI), a manufacturer and supplier of windows, doors and garage doors with annual revenues in excess of $1.5 billion. He has been at PGT since 2005 and has held the roles of CFO, Chief Operating Officer and Treasurer. Prior to PGT, Mr. Jackson held various roles at food and beverage companies, including Hershey and Coca-Cola. Prior to that, he was an Audit Manager with KPMG Peat Marwick LLP.

The Board has determined that Mr. Shannon and Mr. Jackson qualify as independent directors under Nasdaq Marketplace Rules and the Board's independence criteria set forth in the Company's Corporate Governance Guidelines. There are no arrangements or understandings with any person pursuant to which either Mr. Shannon or Mr. Jackson was selected as a director of the Company. In addition, there are no transactions directly or indirectly involving Mr. Shannon or Mr. Jackson that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For their services as members of the Board, Mr. Shannon and Mr. Jackson will each receive the same compensation as other non-employee members of the Board. A description of such compensation is described under the heading "Director Compensation" in the Company's 2023 proxy statement, filed with the SEC on March 16, 2023.

Item 9.01. Financial Statements and Exhibits
(d)Exhibits

99.1	Press Release of Astec Industries, Inc. issued January 22, 2024
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: January 22, 2024	By:	/s/ Jaco van der Merwe
Jaco van der Merwe
President and Chief Executive Officer